Exhibit 10-a-2
ROCKWELL COLLINS, INC.

2015 LONG-TERM INCENTIVES PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Date:    November 13, 2017 (the “Grant Date”)

Rockwell Collins, Inc. (the “Company”) hereby grants you an award of Restricted Stock Units (“RSUs”) subject to the Company’s 2015 Long-Term Incentives Plan (the “Plan”) in accordance with Section 4(d) and Section 6 of the Plan. The number of RSUs granted to you pursuant to this Award is detailed in your letter from Robert K. Ortberg dated as of the same date as the Grant Date. Each RSU represents the right to receive one share of Common Stock of Rockwell Collins in the future in accordance with these terms and conditions.

The grant of RSUs pursuant to this Agreement is not effective or enforceable until you properly acknowledge your acceptance of this Agreement by completing the electronic acceptance of this Agreement. Upon acceptance, the Agreement will be deemed effective as of the above Grant Date. If you do not acknowledge your acceptance of this Agreement within six months of the Grant Date, the RSUs will be forfeited. The Company may also require you to complete a written acceptance within this time period in lieu of an electronic acceptance.

Capitalized terms used in this Award and not otherwise defined herein shall have the respective meanings ascribed to them in the Plan.

Notwithstanding anything to the contrary in this Award, if the previously announced transaction with United Technologies Corporation is completed, the terms and conditions set forth in Exhibit A shall govern the conversion and payout of the RSUs.

The RSUs have been awarded to you upon the following terms and conditions:

1.    Rights of the Participant with Respect to the RSUs.

a)    No Shareowner Rights. The RSUs granted pursuant to this Award do not and shall not entitle you to any rights of a shareowner of Common Stock. The RSUs shall not accrue any rights in respect of ordinary dividends paid on Common Stock. Your rights with respect to the RSUs shall remain forfeitable at all times prior to the date on which such rights become vested, and the restrictions with respect to the RSUs lapse, in accordance with this Agreement.

b)    Conversion of RSUs; Issuance of Common Stock. No shares of Common Stock shall be issued to you prior to the date on which the RSUs vest in accordance with this Agreement. Neither this Section 1(b) nor any action taken pursuant to or in accordance with this Section 1(b) shall be construed to create a trust of any kind. After any RSUs vest pursuant to this Agreement, the Company shall promptly (and in any event within 30 days) cause shares of Common Stock to be issued in book-entry form, registered in your name or in the name of your legal representatives, beneficiaries or heirs, as the case may be, in payment of such vested whole RSUs.

2.    Vesting of RSUs.

(a)You shall vest in the RSUs as follows: (i) one-third (rounded to the nearest whole number) of the RSUs shall vest on the first anniversary of the Grant Date, (ii) an additional one-third (rounded to the nearest whole number) of the RSUs shall vest on the second anniversary of the Grant Date, and (iii) the balance of the RSUs shall vest on the third anniversary of the Grant Date (each, a “Vesting Date”); provided in each case that, except as provided below, you remain continuously and actively employed by the Company or a Subsidiary until the applicable Vesting Date.

(b)You shall immediately vest in the unvested RSUs, if (i) you shall die, (ii) your employment is terminated by reason of your Disability (as defined in Section (e)), (iii) your employment is terminated by the Company following a Change of Control (as defined in the Plan) other than for Cause (as defined in Section (c)), or (iv) you terminate your employment following a Change of Control for Good Reason (as defined in Section (d)).

(c)    “Cause” shall mean:

(i)your willful and continued failure to perform substantially your duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to you by (x) the Board or the Chief Executive Officer of the Company if you are an executive officer or Senior Vice President of the Company or (y) the Senior Vice President of Human Resources if you are not an executive officer or Senior Vice President of the Company. Such notice shall specifically identify the manner in which you have not substantially performed your duties; or
(ii)your willful engaging in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.
For purposes of this provision, no act or failure to act, on the part of you, shall be considered “willful” unless it is done, or omitted to be done, by you in bad faith or without reasonable belief that your action or omission was in the best interests of the Company. If you are an executive officer or Senior Vice President of the Company, any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interests of the Company. The cessation of an executive officer’s or Senior Vice President’s employment shall not be deemed to be for Cause unless and until there shall have been delivered to the executive officer or Senior Vice President a copy of the resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at the meeting of the Board called and held for such purpose (after reasonable notice is provided and the executive officer or Senior Vice President is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the executive officer or Senior Vice President was guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

(d)    “Good Reason” shall mean:

(i)the assignment to you of any duties inconsistent in any material respect with your most significant position (including status, offices, titles and reporting requirements), authority, duties or responsibilities held, exercised and assigned at any time during the 120-day period immediately preceding the Change of Control, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by you;
    (ii)    requiring you to be based at any office or location other than the location where you were employed immediately preceding the Change of Control unless any office or location is less than 35 miles from such location, or if the distance from the new location to your residence is less than the distance from the old location to the residence;

(iii)    any failure by the Company to maintain your compensation at a level consistent with that generally in effect prior to any Change of Control, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by you;

(iv)    any purported termination by the Company of your employment otherwise than as expressly permitted by this Agreement; or

(v)    any failure by the Company to comply with and satisfy Section 13 of this Agreement.

For purposes of this Section 2(d), any good faith determination of “Good Reason” made by you shall be conclusive.
(e)    “Disability” shall mean a disability for a continuous period of at least six months under the Company’s long-term disability plan during the period of your continuous service as an employee of the Company.

(f)    If you cease to be an Employee prior to satisfaction of any of the conditions set forth in Section (a) or (b) of this Section, except as otherwise provided in Section 3 or 4, you shall be deemed not to have vested in any of the unvested RSUs and shall have no further rights with respect to the unvested RSUs. For the avoidance of doubt, you will be deemed to have ceased being an Employee on the day you are no longer actively providing services as an Employee, which date will not be extended by any notice period that may be required contractually or under applicable law. Notwithstanding the foregoing, the Company’s Senior Vice President of Human Resources or General Counsel (or any

delegate) shall have the sole discretion to determine when you cease to be an Employee for purposes of participation in the Plan.

3.     Divestiture.     If the Company divests all or substantially all of a business operation of the Company and such divestiture (as defined below) results in the termination of your employment with the Company or its subsidiaries, your unvested RSUs will vest immediately as of the date of such termination and you will receive shares of Common Stock in exchange for unvested RSUs; provided, however, if you are subject to US tax, such termination must qualify as a “separation from service” under Section 409A of the Internal Revenue Code and the regulations thereunder (“Section 409A”). If you are subject to US tax and such termination as a result of such divestiture does not qualify as a separation from service under Section 409A, then your unvested RSUs will vest immediately as of the date of the divestiture and within 30 days after each remaining Vesting Date, the Company shall cause shares of Common Stock to be issued in book-entry form, registered in your name or in the name of your legal representatives, beneficiaries or heirs, as the case may be, in payment of each applicable tranche of RSUs. A “divestiture” shall mean a transaction which results in the transfer of control of the business operation divested to any person, corporation, association, partnership, joint venture, limited liability company or other business entity of which less than 50% of the voting stock or other equity interests (in the case of entities other than corporations), is owned or controlled directly or indirectly by the Company, by one or more of the Company’s subsidiaries or by a combination thereof.

4.    Retirement.

(a)If you terminate your employment with the company or one of its affiliates due to your retirement (i.e., any termination of employment after you have attained age 55, other than a termination pursuant to Section 2(b) or 3 above) you will receive a pro rata portion of your unvested RSUs (determined in accordance with Section 4(c) below) promptly (and in any event within 30 days) following the date of your retirement; provided, however, if you are subject to US tax, such termination must qualify as a “separation from service” under Section 409A. The Company shall cause shares of Common Stock to be issued in book-entry form, registered in your name or in the name of your legal representatives, beneficiaries or heirs, as the case may be, in payment of such RSUs. In addition, if you engage in Detrimental Activity, whether before or after your termination of employment, your RSUs will be forfeited.

(b)“Detrimental Activity” shall mean willfull, reckless or grossly negligent activity that is determined by the Committee to be detrimental to or destructive of the business or property of the company. Any such determination by the Committee shall be final and binding for all purposes. Notwithstanding the foregoing, no payment hereunder shall be forfeited or become not payable by virtue of this Section 4(b) on or after the date of a Change of Control (as defined in the Plan) unless the “Cause” standard set forth in Section 2(c) is satisfied. In addition, if you are or subsequently become an executive officer of the Company, a Senior Vice President, a Vice President & General Manager, a Vice President & Controller or another employee who becomes subject to the Policy (as defined below), your RSUs and the value you receive upon vesting of the RSUs will be subject to the Company’s Compensation Recovery Policy, as amended from time to time, including, without limitation, any amendments required to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Policy”), except where prohibited by law. Currently, the Company’s executive officers, Senior Vice Presidents, Vice Presidents & General Managers and Vice Presidents & Controllers are the only employees subject to the Policy. If you become subject to the Policy, you will be notified by the Company’s Human Resources department. Further, if you have attained the level of Vice President (or above) with the Company and you have not previously entered into a Noncompetition and Nonsolicitation Agreement with the Company (the “NCNS Agreement”), this grant of RSUs is contingent on your agreement, if requested by the Company within thirty days of the date of this Agreement, to be bound by the NCNS Agreement by returning a signed copy of the NCNS Agreement to the Company within the time period prescribed by the Company’s General Counsel.

(c)Any pro rata portion of RSUs due to you because of your retirement will be determined by multiplying the number of RSUs granted to you pursuant to this Agreement by a fraction, where the numerator is the number of days from the Grant Date (including the Grant Date) until the date of your retirement and where the denominator is number of days from the Grant Date to the third anniversary of the Grant Date. This pro rata amount will be reduced by the number of RSUs, if any, for which a Vesting Date has already occurred. Any partial shares will be rounded to the nearest whole share.

5.    Restriction on Transfer. The RSUs shall be deliverable, during your lifetime, only to you and are not transferable by you other than by will or by the laws of descent and distribution.

6.    Adjustments to RSUs. In the event of any change in or affecting the outstanding shares of Common Stock of the Company by reason of a stock dividend or split, merger or consolidation, or various other events, adjustments will be made as appropriate in connection with the RSUs as contemplated in the Plan.

7.    Tax and Withholding. The Common Stock delivered to you in respect of the RSUs will in most circumstances be taxable to you as compensation income, based on the Fair Market Value of the Common Stock on the day that the Common Stock is deliverable to you, subject to applicable law. However, your personal income tax situation may vary depending on a variety of factors, including your jurisdiction. The Company or its related entity will withhold income taxes and any other applicable taxes or required deductions (including social contributions) up to the maximum statutory withholding requirements or otherwise in accordance with applicable law. You may owe additional taxes or other amounts relating to the RSUs or Common Stock in addition to any amount withheld by the Company. If you are subject to FICA, FICA tax withholding will also apply except to the extent FICA taxes have already been collected in the case of retirement-eligible employees as described in Section 8 below. The Company will reduce the number of shares of Common Stock otherwise deliverable to you to satisfy taxes that are due, subject to applicable law.

As a condition of the grant and vesting of the RSUs, the Company or your employer (or an administrative agent) shall have the right, in whole in part, upon any payment to you of cash and/or Common Stock hereunder, (a) to deduct an amount equal to the taxes, social contributions, and/or other charges up to the maximum statutory withholding requirements or otherwise in accordance with applicable law in respect of RSUs and Common Stock acquired or (b) to require you (or any other person entitled to the RSUs) to pay it an amount sufficient to provide for any such taxes, social charges and/or other charges. You agree (for yourself and on behalf of any other person who becomes entitled to the RSUs or the Common Stock) that if the Company or your employer (or an administrative agent) elects to require you (or such other person) to remit an amount sufficient to pay such taxes, social contributions, and/or other charges, you (or such other person) must remit that amount within three business days after such amount is due. The Company will generally withhold required amounts from your payments, unless the Company has made other arrangements with you for you to promptly remit an amount sufficient to pay such withholding of tax, social contributions, and/or other charges (and may condition delivery of cash and/or Common Stock hereunder upon such payment).

You acknowledge and agree that you are solely responsible for any and all taxes, social contributions, and/or other charges that may be assessed by any taxing authority in the United States or any other jurisdiction arising from the RSUs, the Common Stock or dividends (if any), that such amounts may exceed any amount withheld by the Company, your employer or the administrative agent, and that neither the Company nor any affiliate is liable for any such assessments. You are solely responsible for all relevant documentation that may be required of you in relation to the RSUs, such as but not limited to personal income tax returns or reporting statements in relation to the receipt, holding, or subsequent sale of Common Stock and the receipt of dividends, if any. You acknowledge and agree that the Company makes no representations regarding the treatment of taxes, social contributions, or other charges and does not commit to and is under no obligation to structure the terms of the Plan or any award to reduce or eliminate your liability for any income taxes, social contributions, or other charges or to achieve any particular tax result. You also understand that applicable laws may require varying Stock or award valuation methods for purposes of calculating taxes, social contributions, and/or other charges, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or such amounts that may be required in relation to the award under applicable laws. Further, if you become subject to tax in more than one jurisdiction, the Company, your employer, or an administrative agent may be required to withhold or account for such amounts in more than one jurisdiction. You should consult a tax or financial advisor if you have questions.

8.    FICA and Retirement and Related Matters. Please note that in certain countries, you may be subject to taxes or other charges prior to the applicable Vesting Dates of the RSUs, despite the fact that no shares of Common Stock have yet been delivered to you. You should seek advice from your personal tax or financial advisor, but the Company or its affiliate will comply with applicable withholding requirements. In particular, if you are subject to FICA, and if you are or become eligible for retirement prior to the final Vesting Date, a portion of your RSUs may become subject to FICA taxes prior to the applicable Vesting Dates of the RSUs despite the fact that no shares of Common Stock have yet been delivered to you. FICA taxes are required to be withheld by the Company with respect to the pro rata portion of the RSUs you would receive if you retired. As an administrative practice in accordance with IRS regulations, the Company will generally delay the application of these FICA taxes on retirement eligible Employees until December of the year of withholding (or when you receive the Common Stock if earlier). FICA taxes will be computed based upon the Fair Market Value of the Common Stock on the date of the withholding. The Company will withhold FICA taxes due from your regular wages or an annual incentive plan payment.

9.    Communications. The Company may, in its sole discretion, decide to deliver any documents related to the RSUs, future RSUs, the Common Stock, or any other Company-related documents by electronic means. By accepting the RSUs, whether electronically or otherwise, you hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, including, but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions. If you have been provided with a copy of this Agreement, the Plan, or any other relevant documentation in a language other than English, unless otherwise required by applicable law, the English language documents will prevail in case of any ambiguities or divergences as a result of translation.

10.    Acknowledgement and Waiver. By executing this Agreement, participating in the Plan and accepting the grant of RSUs, you hereby agree and acknowledge that: (a) the Plan is discretionary in nature and that the Company can amend, cancel or terminate it at any time; (b) the grant of RSUs is voluntary and occasional and does not create any contractual or other right to receive future RSUs, or benefits in lieu of any RSUs even if RSUs have been granted repeatedly in the past; (c) all determinations with respect to any such future grants, including, but not limited to, if and when RSUs shall be granted, will be at the sole discretion of the Company; (d) your participation in the Plan is voluntary; (e) the value of the RSUs is an extraordinary item of compensation, which is outside the scope of your employment contract, if any; (f) the RSUs are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any termination, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (g) the RSUs cease upon termination of active employment for any reason except as may otherwise be explicitly provided in this Agreement and the Plan; (h) for purposes of the RSUs, the termination date shall be deemed effective as of the date that you are no longer actively employed regardless of any “garden leave” or other notice period that may be mandated contractually or under applicable local law; (i) the future value of the Common Stock acquired in respect of the RSUs, if any, is unknown and cannot be predicted with certainty, and neither the Company nor any affiliate is responsible for any foreign exchange fluctuation between your local currency and the United States Dollar (or the selection by the Company or any affiliates in its sole discretion of an applicable foreign currency exchange rate) that may affect the value of the RSUs or any shares of Common Stock received (or the calculation of income or any taxes, social contributions, or other charges thereunder); (j) the RSUs do not and are not intended to constitute or create a contract of employment and can in no event be understood or interpreted to mean that the Company or a subsidiary is your employer, or that you have an employment relationship with the Company or a subsidiary or any right to continue in employment, if any, nor will the RSUs interfere in any way with the right of your employer to terminate such relationship at any time, subject to applicable law; (k) any cross-border transfer proceeds received upon the sale of the shares of Common Stock received in respect of the RSUs must be made through a locally authorized financial institution or registered foreign exchange agency and may require you to provide such entity with certain information regarding the transaction; (l) no claim or entitlement to compensation or damages arises from the termination of the RSUs or reduction in value of the RSUs or any Common Stock acquired in respect of the RSUs and you irrevocably release the Company and your employer from any such claim that may arise; and (m) regarding Data Privacy: By executing this Agreement, participating in the Plan and accepting the grant of RSUs, you hereby explicitly and unambiguously consent to the collection, use, processing and transfer, in electronic or other form, of personal data by and among, as applicable, your employer, administrative agents (Fidelity is currently the Stock Plan Administrator) and the Company and other subsidiaries for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that administrative agents (Fidelity), the Company, your employer and other subsidiaries may hold certain personal information about you, including your name, home address and telephone number, date of birth, social security number or other identification number, salary/compensation, nationality, job title, any stock or directorships held in the Company, details of all RSUs or any other entitlement to stock awarded, canceled, purchased or outstanding in your favor, for the purpose of managing and administering the Plan (“Data”). You further understand that Data may be transferred to any third parties assisting the Company in the implementation, administration and management of the Plan. You understand that these recipients may be located in your country of residence, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country of residence. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan. You understand that withdrawing your consent may affect your ability to participate in the Plan.

11.    Entire Agreement. This Agreement and the other terms applicable to RSUs granted under the Plan embody the entire agreement and understanding between the Company and you with respect to the RSUs, and there are no representations, promises, covenants, agreements or understandings with respect to the RSUs other than those expressly set forth in this Agreement and the Plan. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan, a copy of which may be obtained from the office of the Secretary of the Company.

12.    Governing Law and Forum; Severability. This Agreement and the Company’s obligation to issue Common Stock in respect of the RSUs shall be governed by and construed in accordance with the laws of the State of Delaware, U.S.A., without regard to the conflict of law principles thereof. If one or more of the provisions herein shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions that could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Agreement to be construed so as to foster the intent of this Agreement and the Plan. For purposes of resolving any dispute that may arise directly or indirectly from this Agreement, the parties hereby agree that any such dispute that cannot be resolved by the parties shall be submitted to the exclusive jurisdiction of state and federal courts located in the state of Delaware.
13.     Successors.

(a)	This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(b)
The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

14.    United States Internal Revenue Code Section 409A.

(a)    This Agreement is intended to comply with Section 409A (to the extent applicable) and, to the maximum extent permitted, this Agreement will be interpreted in accordance with such intention. Notwithstanding any other provision of this Agreement to the contrary, the Company makes no representation that the Plan or any amounts payable under this Agreement will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to this Agreement.

(b)    To the extent that any amount payable under this Agreement constitutes an amount payable or benefit to be provided under a “nonqualified deferred compensation plan” (as defined in Section 409A) that is not exempt from Section 409A, and such amount is payable as a result of a Separation from Service and you are a “specified employee” (as defined and determined under Section 409A and any relevant procedures that the Company may establish) at the time of your Separation from Service, then, notwithstanding any other provision in this Agreement to the contrary, such payment or delivery of shares will not be made to you until the day after the date that is six (6) months following your Separation from Service, at which time all payments that otherwise would have been paid to you under this Agreement during that six-month period, but were not paid because of this paragraph, will be paid in a single lump sum. This six-month delay will cease to be applicable in the event of your death.
(c)    For purposes of this Agreement and to the extent you are subject to US tax, “Separation from Service” will have the meaning set forth in Section 409A and all references to termination of employment and similar references will be deemed to be references to “Separation from Service” within the meaning of Section 409A.

15.    United States Prospectus Notification. Copies of the Plan and the summary of the Plan (the “Prospectus”) and the most recent Annual Report and Proxy Statement for Rockwell Collins, Inc. are available for review on Fidelity’s website. You may also request copies of any of these documents, free of charge, by contacting Rockwell Collins’ Office of the General Counsel.

16.    Compliance with Law. The Company shall not be required to deliver any shares of Common Stock upon vesting of any RSUs until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied, provided that in all cases the delivery of any shares of Common Stock will be made within such time frame following the scheduled payment date as is required to comply with the requirements of Section 409A. Furthermore, the Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs, and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with any applicable law or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Participant understands that the laws of the country in which he or she is resident at the time of grant or vesting of the RSUs or the holding or disposition of shares (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent the issuance of shares or may subject Participant to additional procedural or regulatory requirements than he or she is solely responsible for and will have to independently fulfill in relation to the RSUs or the shares. Notwithstanding any provision herein, the RSUs and any shares of Common Stock shall be subject to any special terms and conditions or disclosures as set forth in any addendum for Participant’s country (the “Addendum to Grant Agreement: Country-Specific Disclosures, Terms and Condition,” which forms part of this Award Agreement). An original record of this Award and all the terms hereof, executed by the Company, is held on file by the Company. To the extent there is any conflict between the terms contained in this Award and the terms contained in the original held by the Company, the terms of the original held by the Company shall control.

ROCKWELL COLLINS, INC.

By:

Robert J. Perna
Senior Vice President,
General Counsel and Secretary

EXHIBIT A

Impact on the RSUs
of the Proposed Transaction with United Technologies Corporation

(1)    Proposed Transaction. On September 4, 2017, the Company, United Technologies Corporation (“UTC”) and Riveter Merger Sub Corp., a wholly owned subsidiary of UTC (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) that provides for the acquisition of the Company by UTC. Subject to the approval of the Company’s shareowners and the satisfaction or (to the extent permitted by law) waiver of certain other closing conditions, UTC will acquire the Company through the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the merger and becoming a wholly owned subsidiary of UTC.

(2)    Impact of the Proposed Transaction. If completed, the Merger shall constitute a Change of Control for purposes of this Agreement. Pursuant to the terms of the Merger Agreement, subject to and upon the completion of the Merger, the RSUs will be assumed by UTC and converted into a time-based restricted stock units of UTC (the “Converted Awards”) covering a number of shares of UTC common stock (rounded down to the nearest whole number of shares) equal to the product obtained by multiplying (1) the number of shares of Common Stock subject to the RSUs by (2) the Equity Award Exchange Ratio (as defined in the Merger Agreement). The Converted Awards received in such conversion will be subject to the same time-based vesting schedule applicable to the original RSUs, subject only to your continued employment with UTC or an affiliate thereof through each applicable Vesting Date (subject to the exceptions provided in this Agreement). The Converted Awards will be settled as provided in Section 1(b) of the Agreement as soon as practicable after the applicable Vesting Date, but in any event within 30 days following the applicable Vesting Date. In the event of any conflict between this Section and the terms of the Merger Agreement, the terms of the Merger Agreement shall control.

(3)    Certain Modifications. Pursuant to the terms of the Merger Agreement, effective on or after January 1, 2019, UTC may modify the compensation and benefits provided to certain employees who were employees of B/E Aerospace, Inc. and its subsidiaries as of April 13, 2017 (“Legacy B/E Aerospace Employees”), to make the compensation and benefits provided to such Legacy B/E Aerospace Employees substantially comparable in value, in the aggregate, to those provided to other similarly situated employees of the Company and its subsidiaries (other than such Legacy B/E Aerospace Employees) immediately prior to the completion of the Merger. Notwithstanding anything in this Agreement to the contrary, Good Reason shall not include any modification to your compensation and benefits in accordance the terms of the Merger Agreement (if applicable), as described in the preceding sentence.

(4)    Application. Except as expressly provided in this Exhibit A, the terms of the Agreement shall continue to apply to the Converted Awards. Upon completion of the Merger, where applicable, references in the Agreement to the Company shall include UTC, references to the RSUs shall include the Converted Awards, and references to Common Stock shall include the common stock of UTC. The terms and conditions set forth in this Exhibit A are subject to and contingent upon the completion of the Merger, and shall have no force and effect upon the termination of the Merger Agreement prior to the completion of the Merger.

Rockwell Collins, Inc.
2015 Long-Term Incentives Plan
Addendum to Grant Agreement: Country-Specific Disclosures, Terms and Conditions

Introduction: The following country-specific notices, disclaimers, and/or terms and conditions may apply if you reside or work in a particular country at the time of grant, vesting, exercise, or payout of any Restricted Stock Unit award received under the Plan or while holding or selling Stock received under such award. Such terms and conditions and disclosures may also apply, as from the date of grant, if you move to or otherwise are or become subject to applicable laws or Company policies of a specified country. This information may be material to your participation in the Plan. You solely are responsible for any obligations outlined, as well as general tax or other obligations that may apply. As local laws are often complex and change frequently and the information provided is general in nature and may not apply to your specific situation, the Corporation cannot assure you of any particular result, and you should seek your own professional legal and tax advice. This Addendum forms part of the Agreement, and unless otherwise noted, capitalized terms shall take the same definitions assigned to them under the Plan and the relevant Agreement.

Securities Law Notice: Unless otherwise noted, neither the Corporation nor the Stock is registered with any local stock exchange or under the control of any local securities regulator outside the United States. The Plan, grant documentation, and any other communications or materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the U.S. The issuance of securities described in any Plan-related documents is not intended for public offering or circulation in your jurisdiction.

European Union
Data Privacy.
The following supplements the relevant Data Privacy provision of the Restricted Stock Unit Award Terms and Conditions and/or Section 22 of the Performance Share Agreement: You understand that Data will be held only as long as necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, review Data, request additional information about the storage, processing, and recipients of Data, require any necessary amendments to Data, or withdraw the consents herein in writing by contacting the Company.

Australia
Securities Law Notice
Neither the Plan, the U.S. Plan prospectus, nor any related grant documentation has been lodged with the Australian Securities and Investments Commission (“ASIC”).  Any offerings made under the Plan to participants in Australia are being made pursuant to exceptions contained in Section 708 of the Australian Corporations Act 2001 (Cth).  By participating in the Plan, you acknowledge that neither the U.S. Plan prospectus nor any other related grant documentation has been prepared with reference to any participant’s particular investment objectives or financial or tax situation and does not purport to contain all the information that a prospective Plan participant may require. Furthermore, the U.S. Plan prospectus and any other related grant documentation do not contain all the information which would be required in a prospectus prepared in accordance with the requirements of the Australian Corporations Act 2001 (Cth). If you sell shares acquired under the Plan in Australia (i.e., not through a U.S. stock exchange), you may be subject to certain disclosure and/or filing requirements under Australian securities laws. Any advice given to you in connection with the offer is general advice only, and you should consider obtaining their own financial product advice from an independent person who is licensed by ASIC to give such advice.

Settlement and Statement under Section 83A-105 of the Income Tax Assessment Act 1997 (Cth)
Notwithstanding any discretion in the Plan or the Agreement to the contrary, settlement of the RSUs and/or Performance Shares shall be in shares and not, in whole or in part, in the form of cash. Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies to the Plan and any grants, subject to the requirements of the Act. Accordingly, it is intended for income tax in relation to be deferred until vesting, unless your employment terminates earlier for any reason. However, the Company is not providing tax advice, and you should consult your personal advisor for the precise tax treatment of any grants.

Brazil
Foreign Assets Reporting
If you are a resident of Brazil, you will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil (“BACEN”) if the aggregate value of such assets and rights (including any capital gain, dividend or profit attributable to such assets) is equal to or greater than US $100,000. The reporting should be completed at the beginning of each year.

Canada
Securities Law Notice
The security represented by the RSUs or Performance Shares was issued pursuant to an exemption from the prospectus requirements of applicable securities legislation in Canada.  Participant acknowledges that as long as the Company is not a reporting issuer in any jurisdiction in Canada, the RSUs and the underlying Shares will be subject to an indefinite hold period in Canada and subject to restrictions on their transfer in Canada. Subject to applicable securities laws, Participant is permitted to sell Shares acquired through the Plan through the designated broker appointed under the Plan, assuming the sale of such Shares takes place outside Canada via the stock exchange on which the Shares are traded.

Settlement
For Canadian federal income tax purposes, the grant is intended to be treated as an agreement by the Corporation to sell or issue shares to the Employee and, as such, is intended to be subject to the rules in Section 7 of the Income Tax Act (Canada). Notwithstanding any discretion in the Plan or the Agreement to the contrary, settlement of any grant shall be made only in Stock issued by the Corporation from treasury and not, in whole or in part, in the form of cash or other consideration.

Foreign Share Ownership Reporting
If you are a Canadian resident, your ownership of certain foreign property (including shares of foreign corporations) in excess of $100,000 may be subject to strict ongoing annual reporting obligations.  Please refer to CRA Form T1135 (Foreign Income Verification Statement) and consult your tax advisor for further details.  It is your responsibility to comply with all applicable tax reporting requirements.

Quebec: Consent to Receive Information in English
This form and related documents are drawn up in English at the express wish of the parties. Ce formulaire ainsi que les documents qui s’y rattachent sont rédigés en anglais à la demande expresse des parties.

France
Foreign Ownership Reporting
Residents of France with foreign account balances in excess of EUR 1 million or its equivalent must report monthly to the Bank of France.

Consent to Receive Information in English
By accepting the Restricted Stock Units, you confirm having read and understood the Plan and the Agreement, which were provided in the English language. You accept the terms of those documents accordingly.   En acceptant cette attribution gratuite d’actions, vous confirmez avoir lu et comprenez le Plan et ce Contrat, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Vous acceptez les dispositions de ces documents en connaissance de cause.

Hong Kong
Securities Law Notice
The RSUs and Performance Shares and any Stock issued upon vesting do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company and its affiliates. The Plan, the Agreement, including this Addendum, and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable companies and securities legislation in Hong Kong and have not been registered with or authorized by any regulatory authority in Hong Kong, including the Securities and Futures Commission. This Plan, the Agreement, and the incidental communication materials are intended only for the personal use of each eligible Participant and not for distribution to any other persons. If you have any questions about any of the contents of the Plan, the Agreement, including this Addendum, or other incidental communication materials, you should obtain independent professional advice.

India
Repatriation Requirement
You are required to repatriate to India all proceeds from the subsequent sale of Stock acquired under the Plan within 90 days from the date of sale. You will not take any action or non-action that has the effect of delaying or eliminating the receipt or realization of any such foreign exchange. Upon receipt or realization of foreign exchange in India, you shall surrender such foreign exchange to an authorized person or bank within a period of 180 days from the date of such receipt or realization, as the case may be. Please note that you should keep the remittance certificate received from the bank where foreign currency is deposited in the event that the Reserve Bank of India, the Corporation or your employer requests proof of repatriation.

Ireland
Director Reporting
If you are a director or shadow director of the Company or related company, you may be subject to special reporting requirements with regard to the acquisition of Stock or rights over Stock. Please contact your personal legal advisor for further details if you are a director or shadow director.

Japan
Foreign Ownership Information
If you acquire shares of Common Stock valued at more than ¥100,000,000 in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance (“MOF”) through the Bank of Japan within 20 days of the acquisition of the Shares.

Exit Tax
Please note that you may potentially be subject to tax on your Restricted Stock Unit or Performance Share awards (if any), even prior to vesting or exercise or otherwise receiving any value under an award, if you relocate from Japan if you (1) hold financial assets with an aggregate value of ¥100,000,000 or more upon departure from Japan and (2) maintained a principle place of residence (jusho) or temporary place of abode (kyosho) in Japan for 5 years or more during the 10-year period immediately prior to departing Japan. You should discuss your tax treatment with your personal tax advisor.

Korea
Repatriation Requirement
Please note that proceeds received from the sale of stock overseas must be repatriated to Korea within three (3) years if such proceeds exceed US $500,000 per sale. Separate sales may be deemed a single sale if the sole purpose of separate sales was to avoid a sale exceeding the US $500,000 per sale threshold.

Mexico
Labor Law Acknowledgment
The invitation Rockwell Collins, Inc. is making under the Plan is unilateral and discretionary and is not related to the salary and other contractual benefits granted to you by your employer; therefore, benefits derived from the Plan will not under any circumstance be considered as an integral part of your salary. Rockwell Collins reserves the absolute right to amend the Plan and discontinue it at any time without incurring any liability whatsoever. This invitation and, in your case, the acquisition of shares does not, in any way, establish a labor relationship between you and Rockwell Collins, nor does it establish any rights between you and your employer.

La invitación que Rockwell Collins, Inc. hace en relación con el Plan es unilateral, discrecional y no se relaciona con el salario y otros beneficios que recibe actualmente de su actual empleador, por lo que cualquier beneficio derivado del Plan no será considerado bajo ninguna circunstancia como parte integral de su salario. Por lo anterior, Rockwell Collins se reserva el derecho absoluto para modificar o terminar el mismo, sin incurrir en responsabilidad alguna. Esta invitación y, en su caso, la adquisición de acciones, de ninguna manera establecen relación laboral alguna entre usted y Rockwell Collins y tampoco genera derecho alguno entre usted y su empleador.

Philippines
Securities Law Notice. This offering is subject to exemption from the requirements of registration with the Philippines Securities and Exchange Commission under Section 10.1 of the Philippines Securities Regulation Code. THE SECURITIES BEING OFFERED OR SOLD HAVE NOT BEEN REGISTERED WITH THE PHILIPPINES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES REGULATION CODE. ANY FUTURE OFFER OR SALE THEREOF IS SUBJECT TO REGISTRATION REQUIREMENTS UNDER THE CODE UNLESS SUCH OFFER OR SALE QUALIFIES AS AN EXEMPT TRANSACTION.

Singapore
Securities Law Notice
This grant and the Stock to be issued thereunder shall be made available only to an employee of the Corporation or its Subsidiary, in reliance of the prospectus exemption set out in Section 273(1)(f) of the Securities and Futures Act (Chapter 289) of Singapore (the “SFA”) and is not made with a view to the Stocks so issued being subsequently offered for sale or sold to any other party in Singapore. You understand and acknowledge that this Agreement and/or any other document or material in connection with this offer and the Stock thereunder have not been and will not be lodged, registered or reviewed by the Monetary Authority of Singapore. Any and all Stocks to be issued hereunder shall therefore be subject to the general resale restriction under Section 257 of the SFA, and you undertake not to make any subsequent sale in Singapore, or any offer of sale in Singapore, of any of the shares of Common Stock (received upon vesting of this offer), unless that sale or offer  in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) other than Section 280 of the SFA.

Exit Tax and Deemed Exercise Rule
If you have received a grant in relation to your employment in Singapore, please note that if you are 1) a permanent resident of Singapore and leave Singapore permanently or are transferred out of Singapore; or 2) neither a Singapore citizen nor permanent resident and either cease employment in Singapore or leave Singapore for any period exceeding 3 months, you will likely be taxed on your awards on a “deemed exercise” basis, even though your awards have not yet vested, been exercised, or paid out. You should discuss your tax treatment with your personal tax advisor.

Director Reporting
If you are a director or shadow director of the Corporation or a Subsidiary, you may be subject to special reporting requirements with regard to the acquisition of Stock or rights over Stock. Please contact your personal legal advisor for further details if you are a director or shadow director.

Spain
Foreign Share Ownership Reporting

If the Participant is a Spanish resident, his/her acquisition, purchase, ownership, and/or sale of foreign-listed stock may be subject to ongoing annual reporting obligations with the Dirección General de Politica Comercial e Inversiones Exteriores (“DGPCIE”) of the Ministerio de Economia, the Bank of Spain, and/or the tax authorities. These requirements change periodically, so the Participant should consult his/her personal advisor to determine the specific reporting obligations.

Currently, the Participant must declare the acquisition of Shares to DGPCIE for statistical purposes. The Participant must also declare the ownership of any Shares with the DGPCIE each January while the shares are owned. The relevant forms are Form D6 and, depending on the amount of assets, Form D8.

In addition, if the Participant perform transactions with non-Spanish residents or hold a balance of assets and liabilities with foreign parties higher than EUR 1,000,000, the Participant may be required to report such transactions and accounts to the Bank of Spain. The frequency (monthly, quarterly or annually) of the notification will vary depending on the total value of the transactions or the balance of assets and liabilities.

If the Participant holds assets or rights outside of Spain (including Shares acquired under the Plan), he/she may also have to file Form 720 with the tax authorities, generally if the value of your foreign investments exceeds €50,000. Please note that reporting requirements are based on what the Participant has previously disclosed and the increase in value and the total value of certain groups of foreign assets.

United Arab Emirates
Securities Law Notice
This Plan has not been approved or licensed by the UAE Central Bank or any other relevant licensing authorities or governmental agencies in the United Arab Emirates. This Plan is strictly private and confidential and has not been reviewed by, deposited or registered with the UAE Central Bank or any other licensing authority or governmental agencies in the United Arab Emirates. This Plan is being issued from outside the United Arab Emirates to a limited number of employees of Rockwell Collins, Inc. and affiliated companies and must not be provided to any person other than the original recipient and may not be reproduced or used for any other purpose. Further, the information contained in this report is not intended to lead to the issue of any securities or the conclusion of any other contract of whatsoever nature within the territory of the United Arab Emirates.

United Kingdom
Withholding of Tax
The following provision supplements, as applicable, Section 5 or 7 of the relevant Restricted Stock Unit Award Terms and Conditions and Section 16 of the Performance Share Agreement:

If payment or withholding of any tax, social contributions, and/or other charges that may be due is not made within ninety (90) days of the event giving rise to such amounts (the “Due Date”) or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected amounts will constitute a loan owed by Participant to his employer, effective on the Due Date. Participant agrees that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Corporation or the employer may recover it at any time thereafter by any legal means. Notwithstanding the foregoing, if Participant is a director or executive officer of the Corporation (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), Participant will not be eligible for such a loan to cover such amounts. In the event that Participant is a director or executive officer and the amounts are not collected from or paid by Participant by the Due Date, any uncollected amounts will constitute a benefit to Participant on which additional income tax and national insurance contributions will be payable. Participant will be responsible for reporting and paying any income tax and national insurance contributions due on this additional benefit directly to HMRC under the self-assessment regime.

Settlement
Notwithstanding any discretion in the Plan or the Agreement to the contrary, settlement of the award shall be made only in Stock and not, in whole or in part, in the form of cash.

ROCKWELL COLLINS, INC.
2015 LONG-TERM INCENTIVES PLAN
RESTRICTED STOCK UNITS
TAX SUPPLEMENT FOR EMPLOYEES OUTSIDE THE UNITED STATES
This supplement summarizes the likely tax consequences of participating in the Rockwell Collins, Inc. 2015 Long-Term Incentives Plan (the “Plan”), assuming you are and will continue to be resident in the country you are resident in at the time of grant. This summary is based on the assumption that you are and will continue to be actively employed by Rockwell Collins, Inc. or an affiliate of Rockwell Collins, Inc. in the country you are resident in at the time of grant. The summary is based upon the relevant tax laws, as well as administrative and judicial interpretations, in effect as of November 2017. If these laws or interpretations thereof change in the future, possibly with retroactive effect, the information provided may no longer be accurate. Note this summary is limited to a general description of the national tax laws and is not intended to address local, city, regional, or other provincial tax laws that may also apply.

The tax consequences of Restricted Stock Units granted under the Plan are based on complex tax laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the surrounding facts and circumstances. This discussion does not apply to every specific transaction that may occur in connection with the Plan, and this discussion does not address the impact of the completion of the Merger on the RSUs. Moreover, it may not apply to your particular tax or financial situation, particularly if you move from one country to another, and we are not in a position to assure you of any particular tax result. Therefore, we recommend that you consult with your own tax advisor regularly to determine the consequences of taking or not taking any action concerning your Restricted Stock Units and to determine how the tax or other laws in your country apply to your specific situation.

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.

Australia
Grant of Restricted Stock Units
You are not subject to tax upon grant as there is a “real risk of forfeiture,” i.e., the Restricted Stock Units will lapse if you do not remain an employee until vesting.

Vesting of Restricted Stock Units
In Australia, you will recognize taxable income at the “taxing point,” which will generally occur upon the earliest of the following events:
When your Restricted Stock Units vest;
When the employment with respect to which the Restricted Stock Units were granted ceases and you retain your Restricted Stock Units prior to vesting.

In the normal course of events, therefore, for continuing employees, Restricted Stock Units are typically taxed when they vest.

If your Restricted Stock Units vest, you will be subject to ordinary income tax upon vesting on the value of the underlying shares when your Restricted Stock Units vest, unless you sell the underlying shares within 30 days of vesting, in which case tax is imposed on the net sale proceeds at the time of sale. The taxable income is subject to income tax at your marginal tax rate and will also be subject to Medicare Levy.

Cessation of Employment
As noted above, if you cease employment and retain any unvested Restricted Stock Units, you may be subject to income tax on your Restricted Stock Units on the value of the underlying shares on the date of cessation of employment (prior to vesting). However, if you sell the underlying shares within 30 days of cessation of employment, tax is imposed on the net sale proceeds at the time of sale.

The taxable income is subject to income tax at your marginal tax rate and will also be subject to Medicare Levy.

If you paid income tax upon cessation of employment and these Restricted Stock Units are subsequently forfeited, please consult our personal tax advisor to determine the tax treatment in your particular circumstances.

Australia Continued

Sale of Shares
If you sell the underlying shares after 30 days following the taxing point, you are subject to capital gains tax on any additional gain realized upon the sale of those shares.

If you sell the shares after 30 days following the taxing point but before holding them for at least one year following vesting, the amount included in your net capital gain is the excess of (1) the sale price of the shares, over (2) the “cost base” of the shares. If you sell the shares after holding them for at least one year following vesting, the amount included in your net capital gain is limited to 50% of the excess of (1) the sale price of the shares, over (2) the “cost base” of the shares. The “cost base” of the shares is the market value of the underlying shares that was included in your taxable income for the year in which the taxing point occurs.

If the proceeds received upon sale of your shares is less than the “cost base” of those shares, a capital loss will be available to offset current or future year capital gains. Note that a capital loss may not be used as a deduction from assessable income.

Tax Withholding and Reporting Requirements
Your employer will report the number of your Restricted Stock Units to you and to the Australian Taxation Office in the tax year of grant. Your employer will also report the number and estimated value of your Restricted Stock Units to you and to the Australian Taxation Office in the year of the taxing point. Your employer will not withhold income tax or Medicare Levy contributions in relation to your Restricted Stock Units, and you must instead remit the income tax and Medicare Levy contributions due as a result of the vesting of your Restricted Stock Units to the Australian tax authorities.

Generally, you must report on your personal tax return the taxable amount recognized upon 1) the vesting of your Restricted Stock Units or 2) the sale of the underlying shares within 30 days of vesting. In addition, you must report any taxable capital gain or loss when you sell shares after 30 days following vesting. The Medicare levy typically applies to Australian residents.

Brazil
Grant of Restricted Stock Units
You are not subject to tax when your Restricted Stock Units are granted to you.

Vesting of Restricted Stock Units
You are subject to income tax on the fair market value of the shares that you receive when your Restricted Stock Units vest. Social insurance contributions will also likely apply (to the extent you have not already reached the applicable contribution ceiling).

Sale of Shares
When you sell shares you receive upon vesting of your Restricted Stock Units, you may be subject to capital gains tax.  Your gain is equal to the difference between:

(1)the amount for which you sell the shares, and
(2)the aggregate fair market value of the shares on the date when your Restricted Stock Units vest.

A monthly exemption amount is available.

Tax Withholding and Reporting Requirements
Your employer will withhold and report income tax and social contributions (to the extent you have not exceeded the applicable contribution ceiling) due upon receipt of your shares. You may have an obligation to report details of any tax liabilities arising from the vesting of your Restricted Stock Units, the sale or disposal of shares, and payment of dividends to the Brazilian tax authorities.

Canada
Grant of Restricted Stock Units
You are not subject to tax when your Restricted Stock Units are granted to you.

Vesting of Restricted Stock Units
You are subject to income tax and any applicable social contributions (e.g., Canada Pension Plan, Quebec Pension Plan, and Quebec Parental Insurance Plan contributions, etc.) on the fair market value of the shares that you receive when your Restricted Stock Units vest. Social contributions are subject to annual contribution ceilings.

Sale of Shares
When you sell the shares you received upon vesting of your Restricted Stock Units, you may be subject to capital gains tax. Your gain is equal to the difference between the amount for which you sell the shares and the “tax cost” of the shares. One-half of any capital gain is subject to income tax at your marginal rate in the year of sale, to the extent it cannot be netted out against capital losses sustained on other investments in the year of sale or in certain prior or subsequent tax years.

The tax cost is generally equal to the fair market value of the shares on the date they are acquired. However, if you also own additional Rockwell Collins shares, the tax cost of the shares acquired upon vesting of a Restricted Stock Unit is derived by averaging the fair market value of such shares on the date they are acquired with the tax cost of the additional Rockwell Collins shares that you already own. As a limited exception to this averaging rule, if you sell the shares acquired on the vesting of your Restricted Stock Units within 30 days after the acquisition date, depending on which method would be most advantageous to you, you may choose the tax cost of the shares to be based either on (1) the averaging method described above, or (2) the fair market value of such shares on the date they are acquired.

Tax Withholding and Reporting Requirement
When your Restricted Stock Units vest, Rockwell Collins may withhold and cause to be sold on the market a sufficient number of the shares otherwise deliverable to you to satisfy income tax and any applicable withholding requirements and remit such amounts to the Canada Revenue Agency. Alternatively, your employer will implement such other arrangement as it chooses (including withholding from salary or other employment income) to satisfy its source deduction obligation. You may have an obligation to report details of any tax liabilities arising from the vesting of your Restricted Stock Units, the sale or disposal of shares, and payment of dividends to the Canadian tax authorities.

France
Grant of Restricted Stock Units
You are not subject to tax when your Restricted Stock Units are granted to you.

Vesting of Restricted Stock Units
You are subject to income tax and social contributions (including CSG and CRDS) on the fair market value of the shares that you receive when your Restricted Stock Units vest. A surtax may also apply to “High Earners” above the applicable income threshold.

Sale of Shares
When you sell the shares you received upon vesting of your Restricted Stock Units, the gain equal to the difference between the the net sale price and the fair market value on the vest date is taxable as capital gains. Capital gains realized upon the sale of the shares will be subject to progressive personal income tax rates and to social contributions (though a certain portion of the global social contribution rate will be deductible in the year of payment).

For the calculation of the personal income tax base only, a rebate depending on the holding period would apply (equal to 50% if the shares have been held between 2 and 8 years, 65% after 8 years of holding). The “High Earners” surtax may also apply. Any capital loss can be offset against capital gains of the same nature realized by you and your household during the same year or during the ten following years.

Tax Withholding and Reporting Requirement
If you are a resident of France, income tax is not withheld and you must instead remit the income tax due as a result of the vesting of your Restricted Stock Units to the France tax authorities. However, social insurance contributions will be withheld. To facilitate the payment of applicable social insurance contributions, Rockwell Collins may withhold a portion of the shares issued upon vesting of the Restricted Stock Units with an aggregate market value sufficient to pay your social insurance contribution withholding obligation. You may then be issued the resulting net shares after taxes. Please note, though, that Rockwell Collins and/or your employer may satisfy social insurance contribution withholding through any means set forth in the grant agreement.

The income will be reported on your pay slip and on the annual wage statement (“DADS”). It is also your responsibility to report and pay any taxes resulting from the sale of your shares and the receipt of any dividends. Please note that if you are not a French tax resident, the withholding rules may be different. In addition, withholding rules may change in the future and Rockwell Collins and/or your employer may withhold at vesting and/or sale of shares if required to do so under French law.

Germany
Grant of Restricted Stock Units
You are not subject to tax when your Restricted Stock Units are granted to you.

Vesting of Restricted Stock Units
You are subject to income tax (plus solidarity surcharge and church tax, if applicable) and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) on the fair market value of the shares that you receive when your Restricted Stock Units vest.

Sale of Shares
Assuming you receive shares as a result of the vesting of Restricted Stock Units on or after January 1, 2009, when you sell such shares, you may be subject to capital gains tax and solidarity surcharge. Your gain is equal to the difference between:

(1)the amount for which you sell the shares, and
(2)the aggregate fair market value of the shares on the date when your Restricted Stock Units vest.

A small amount of the capital gain may be exempt. Different rules will apply in the unlikely event you held directly or indirectly 1% or more of Rockwell Collins Inc.’s share capital at any time during the five years preceding the sale.

Tax Withholding and Reporting Requirements
Your employer will withhold and report income tax and social contributions (to the extent you have not exceeded the applicable contribution ceiling) due upon receipt of your shares. You are required to report any income, dividends, and non-exempt capital gain resulting from your participation in the Plan on your annual personal tax return.

Hong Kong
Grant of Restricted Stock Units
You are not subject to tax when your Restricted Stock Units are granted to you.

Vesting of Restricted Stock Units
You are subject to income tax on the fair market value of the shares that you receive when your Restricted Stock Units vest.

Sale of Shares
You are not subject to tax when you sell the shares received from your Restricted Stock Units.

Tax Withholding and Reporting Requirements
Your employer will not be required to withhold any income tax on vesting or sale of the shares, and you must instead remit the income tax due as a result of the vesting of your Restricted Stock Units to the Hong Kong tax authorities. However, your employer will report the income realized at vesting to the tax authorities on an annual basis.

India
Grant of Restricted Stock Units
You are not subject to tax when your Restricted Stock Units are granted to you.

Vesting of Restricted Stock Units
You are subject to income tax (plus a small education surcharge) on the fair market value of the shares that you receive when your Restricted Stock Units vest. For Indian tax purposes, the Company may impose a specified fair market value.

Sale of Shares
You may be subject to capital gains tax on any difference between the proceeds received from the sale of shares and the fair market value of the shares upon vesting (as determined under the Income Tax Act, 1961). The applicable capital gains tax rate depends upon how long you hold the shares after vesting. You should consult your tax advisor about any capital gains tax that you may owe.

Tax Withholding and Reporting Requirements
Your employer will withhold and report income taxes upon vesting of your  Restricted Stock Units. You are required to report any income, dividends, and capital gain resulting from your participation in the Plan on your annual personal tax return.

Ireland
Grant of Restricted Stock Units
You are not subject to tax when your Restricted Stock Units are granted to you.

Vesting of Restricted Stock Units
You are subject to income tax, Universal Social Charge (USC) and social insurance contributions on the fair market value of the shares that you receive when your Restricted Stock Units vest.

Sale of Shares
When you sell the shares received under your Restricted Stock Units, you are generally subject to capital gains tax on any gain, which is the excess of the sale price over the total amount on which you have already paid income tax. Your aggregate capital gains will be subject to an annual exemption amount.

Tax Withholding and Reporting Requirements
Your employer will withhold and report income tax, USC and social insurance contributions due upon receipt of your shares. You may have an obligation to report details of any tax liabilities arising from the vesting of your Restricted Stock Units, the sale or disposal of shares, and payment of dividends to the Ireland tax authorities.

Japan
Grant of Restricted Stock Units
You are not subject to tax when your Restricted Stock Units are granted to you.

Vesting of Restricted Stock Units
You are subject to income tax on the fair market value of the shares that you receive when your Restricted Stock Units vest. The income will likely be characterized as remuneration income and taxed at your progressive tax rate.

Sale of Shares
When you sell shares you receive upon vesting of your Restricted Stock Units, you may be subject to capital gains tax.  Your gain is equal to the difference between:
(1)the amount for which you sell the shares, and
(2)the aggregate fair market value of the shares on the date when your Restricted Stock Units vest.

Tax Withholding and Reporting Requirements
Your employer will likely not be required to withhold any income tax on vesting or sale of the shares and you must instead remit the income tax due as a result of the vesting of your Restricted Stock Units to the Japanese tax authorities. However, your employer will report the income realized at vesting to the tax authorities on an annual basis. You are required to report any income, dividends, and capital gain resulting from your participation in the Plan on your annual personal tax return.

Exit Tax
Please note that you may potentially be subject to tax on your Restricted Stock Unit award, even prior to vesting or otherwise receiving any value under such award, if you relocate from Japan if you (1) hold financial assets with an aggregate value of ¥100,000,000 or more upon departure from Japan and (2) maintained a principle place of residence (jusho) or temporary place of abode (kyosho) in Japan.

Korea
Grant of Restricted Stock Units
You are not subject to tax when your Restricted Stock Units are granted to you.

Vesting of Restricted Stock Units
You are subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) on the fair market value of the shares that you receive when your Restricted Stock Units vest.

Sale of Shares
When you sell shares you receive upon vesting of your Restricted Stock Units, you may be subject to capital gains tax.  Your gain is equal to the difference between:
(1)the amount for which you sell the shares, and
(2)the aggregate fair market value of the shares on the date when your Restricted Stock Units vest.

An annual exemption amount is available.

Tax Withholding and Reporting Requirements
Your employer will withhold and report income tax and social contributions due upon receipt of your shares. You may have an obligation to report details of any tax liabilities arising from the vesting of your Restricted Stock Units, the sale or disposal of shares, and payment of dividends to the Korean tax authorities.

Mexico
Grant of Restricted Stock Units
You are not subject to tax when your Restricted Stock Units are granted to you.

Vesting of Restricted Stock Units
You are subject to income tax and social insurance contributions on the fair market value of the shares that you receive when your Restricted Stock Units vest.

Sale of Shares
When you sell shares you receive upon vesting of your Restricted Stock Units, you may be subject to capital gains tax. Your gain is equal to the difference between:
(1)the amount for which you sell the shares, and
(2)the aggregate fair market value of the shares on the date when your Restricted Stock Units vest.

Your cost basis in the shares may need to be adjusted inflation when you hold the shares more than one month.

Your total capital gain on the sale must be divided into the number of years that you held the stock, up to 20 years. One year’s worth of capital gain will be taxed as ordinary income at your marginal tax rate. The remainder of your capital gain will be taxed at your effective tax rate for the year of sale or, alternatively, at your average effective tax rate for the previous 5 years concluding with the year of sale. For more information on how to calculate the tax due on your capital gain, please consult your personal tax advisor.

Tax Withholding and Reporting Requirements
Your employer will withhold and report income tax and social insurance (to the extent you have not exceeded the applicable contribution ceiling) in relation to the vesting of your Restricted Stock Units. However, you remain responsible for reporting and where necessary paying any taxes incurred at the time your Restricted Stock Units vest.

Netherlands
Grant of Restricted Stock Units
You are not subject to tax when your Restricted Stock Units are granted to you.

Vesting of Restricted Stock Units
You are subject to income tax and social insurance contributions on the fair market value of the shares that you receive when your Restricted Stock Units vest.

Sale of Shares
You are not subject to tax when you sell the shares received from your Restricted Stock Units based on the assumption that you do not have a substantial interest in Rockwell Collins (i.e., at least 5% ownership of any type of Rockwell Collins shares).

Tax Withholding and Reporting Requirements
Your employer will withhold and report income tax and social insurance (to the extent you have not exceeded the applicable contribution ceiling) in relation to the vesting of your Restricted Stock Units. However, you may have an obligation to report details of any tax liabilities arising from the vesting of your Restricted Stock Units, the sale or disposal of shares, and payment of dividends to the tax authorities in the Netherlans.

Philippines
Grant of Restricted Stock Units
You are not subject to tax when your Restricted Stock Units are granted to you.

Vesting of Restricted Stock Units

For managerial/supervisory employees:
You are not subject to income tax upon vesting as the shares you receive when your Restricted Stock Units vest will be considered a fringe benefit in the Philippines for income tax purposes. However, the fair market value of the shares that you receive when your Restricted Stock Units vest will be subject to social insurance contributions.

For rank and file employees:
You are subject to income tax and social insurance contributions on the fair market value of the shares that you receive when your Restricted Stock Units vest.

Sale of Shares
When you sell shares you receive upon vesting of your Restricted Stock Units, you may be subject to capital gains tax.  Your gain is equal to the difference between:
(1)the amount for which you sell the shares, and
(2)the aggregate fair market value of the shares on the date when your Restricted Stock Units vest.

Because Rockwell Collins stock is stock of a foreign corporation, the amount of your taxable gain will depend on various factors, including whether you held the shares for 12 months or more. Note different treatment may apply for non-Filipino citizens even if tax resident in the Philippines.

Tax Withholding and Reporting Requirements

For managerial/supervisory employees:
Your employer will withhold social contributions (to the extent you have not exceeded the applicable contribution ceiling) due upon receipt of your shares. You are required to report any income from the vesting of your Restricted Stock Units, dividends, and capital gain resulting from your participation in the Plan on your annual personal tax return.

For rank and file employees:
Your employer will withhold and report income tax and social contributions (to the extent you have not exceeded the applicable contribution ceiling) due upon receipt of your shares. You are required to report any income from the vesting of your Restricted Stock Units, dividends, and capital gain resulting from your participation in the Plan on your annual personal tax return.

Singapore
Grant of Restricted Stock Units
You are not subject to tax when your Restricted Stock Units are granted to you.

Vesting of Restricted Stock Units
You are subject to income tax on the fair market value of the shares when your Restricted Stock Units vest.

Sale of Shares
You are not subject to tax when you sell the shares received from your Restricted Stock Units based on the assumption that you are not regarded as carrying out a trade in buying and selling shares.

Tax Withholding and Reporting Requirements
Your employer will not withhold any income tax incurred upon the vesting of your Restricted Stock Units. Your employer is required to report income received by you from your Restricted Stock Units. You are required to report and remit any taxes incurred in connection with the vesting of your Restricted Stock Units.

Exit Tax and Deemed Vesting Rule
If you have received a grant in relation to your employment in Singapore, please note that if you are 1) a permanent resident of Singapore and leave Singapore permanently or are transferred out of Singapore; or 2) neither a Singapore citizen nor permanent resident and either cease employment in Singapore or leave Singapore for any period exceeding 3 months, you will likely be taxed on your awards on a “deemed vesting” basis, even though your Restricted Stock Units have not yet vested. You should discuss your tax treatment with your personal tax advisor.

Spain
Grant of Restricted Stock Units
You are not subject to tax when your Restricted Stock Units are granted to you.

Vesting of Restricted Stock Units
You are subject to income tax and social insurance contributions on the fair market value of the shares that you receive when your Restricted Stock Units vest.

Note that in some circumstances, it may be possible for a portion of the taxable income realized when your Restricted Stock Units vest to be reduced by 30% for purposes of determining the applicable income tax rate. This may result in your taxable income being subject to income tax at a lower rate. However, 100% of the fair market value of the shares that you receive when your Restricted Stock Units vest will be subject to tax at such rate. Please consult with your personal tax advisor for details.

Sale of Shares
When you sell the shares you received upon vesting of your Restricted Stock Units, you may be subject to capital gains tax. Your gain is equal to the difference between the amount for which you sell the shares and the cost basis of the shares. For tax purposes, a first-in first-out (FIFO) principle is applied when determining the cost basis of the shares sold. Under the FIFO principle, the oldest shares acquired are deemed to be the first shares sold.

Tax Withholding and Reporting Requirements
Your employer will withhold and report income tax and social contributions (to the extent you have not exceeded the applicable contribution ceiling) due upon receipt of your shares. You are required to report any income, dividends, and capital gain resulting from your participation in the Plan on your annual personal tax return.

Switzerland
Grant of Restricted Stock Units
You are not subject to tax when your Restricted Stock Units are granted to you.

Vesting of Restricted Stock Units
You are subject to income tax and social contributions on the fair market value of the shares that you receive when your Restricted Stock Units vest. The combined federal, municipal and cantonal tax rates vary depending on the canton in which you reside.

Sale of Shares
There is no tax on private capital gains in Switzerland. Therefore, you are not subject to tax when you sell the shares received from your Restricted Stock Units based on the assumption that you do not qualify as a professional securities dealer.

Tax Withholding and Reporting Requirement
Your employer will withhold income tax in relation to the vesting of your Restricted Stock Units only if you are subject to tax at source. Swiss citizens, C permit holders and their spouses are not subject to tax at source. However, social insurance contrinbutions will be withheld regardless of whether or not you are subject to tax at source.

Your employer will report the income realized at vesting to the tax authorities on an annual basis. However, you may have an obligation to report, and where necessary to pay any taxes incurred at the time your Restricted Stock Units vest.

United Arab Emirates
Grant of Restricted Stock Units
You are not subject to tax when the Restricted Stock Units are granted to you.

Vesting of Restricted Stock Units
Currently, there is no income tax in the UAE. It is expected that you will not be subject to income tax on the shares you receive when your Restricted Stock Units vest.

Sale of Shares
It is expected that no capital gains tax will apply when you sell the shares you received under the RSUs.

Tax Withholding and Reporting Requirements
Your employer will not withhold or report taxes in relation to your RSUs.

United Kingdom
Grant of Restricted Stock Units
You are not subject to tax when the Restricted Stock Units are granted to you.

Vesting of Restricted Stock Units
You are subject to income tax and employee’s National Insurance Contributions (“NICs”) on the fair market value of the shares you receive when your Restricted Stock Units vest.

Sale of Shares
When you sell the shares received under your Restricted Stock Units, you are generally subject to capital gains tax on any gain, which is the excess of the sale price over the total amount on which you have already paid income tax. Your aggregate capital gains will be subject to an annual exemption amount.

Tax Withholding and Reporting Requirements
Your employer will withhold income tax and NICs in relation to the vesting of your Restricted Stock Units. Your employer will report the details of your Restricted Stock Units on its annual tax return to the HM Revenue & Customs (“HMRC”). You must report details of any tax liabilities arising from the vesting of your Restricted Stock Units, the sale or disposal of shares, and payment of dividends to the HMRC on your personal self assessment tax return. You also are responsible for paying any taxes owed as a result of the sale of the shares or the receipt of any dividend.